As filed with the Securities and Exchange Commission on July 2, 2018
Registration No. 333-195263

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3841	20-1176000
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or	Classification Code Number)	Identification No.)
Organization)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(770) 419-7525
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin A. Richardson, II
Acting Chief Executive Officer
SANUWAVE Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(770) 419-7525
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

John C. Ethridge, Jr., Esq.
Smith, Gambrell & Russell, LLP
Promenade II, Suite 3100
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 815-3500

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-195263) is being filed to deregister all of the Units and underlying securities that were registered but unsold under the Registration Statement.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

This Post-Effective Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-195263) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Explanatory Note

Deregistration of Unsold Securities

SANUWAVE Health, Inc. (the “Registrant”) filed Registration Statement on Form S-1 (Registration No. 333-195263) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 6, 2014. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the Registration Statement and deregister all of the securities thereunder that remain unsold as of the date hereof, consisting of the resale of 1,231,348 shares of the Registrant’s common stock, par value $0.001 per share, issuable upon the exercise of warrants by the selling stockholders described in the prospectus thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Suwanee, State of Georgia, on July 2, 2018.

SANUWAVE Health, Inc.

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II
Title:	Acting Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. Richardson, II, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

By: /s/ Kevin A. Richardson, II	Director and Acting Chief Executive Officer	July 2, 2018
Name: Kevin A. Richardson, II	(principal executive officer)

By: /s/ Lisa Sundstrom	Chief Financial Officer	July 2, 2018
Name: Lisa Sundstrom	(principal financial and accounting officer)

By: /s/ John F. Nemelka	Director	July 2, 2018
Name: John F. Nemelka

By: /s/ Alan L. Rubino	Director	July 2, 2018
Name: Alan L. Rubino

By: /s/ A. Michael Stolarski	Director	July 2, 2018
Name: A. Michael Stolarski

By: /s/ Maj-Britt Kaltoft	Director	July 2, 2018
Name: Maj-Britt Kaltoft